UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2018

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

Georgia	001-12053	58-1392259
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

201 First Street, S.E.
Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (229) 985-1120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the shareholders of the Corporation was held on May 22, 2018. Total shares eligible to vote amounted to 2,545,776. A total of 2,220,898 shares (87.24%) were represented by shareholders in attendance or by proxy.

Proposal 1: Election of Directors

The following eight directors were elected to serve on the Board of Directors for one year until the next annual meeting.

Director	Votes For	Votes Withheld	Broker Non-Votes

Cecil H. Barber	1,567,725	12,683	640,490
John J. Cole, Jr.	1,579,547	861	640,490
DeWitt Drew	1,566,629	13,779	640,490
Richard L. Moss	1,559,959	20,449	640,490
Roy H. Reeves	1,573,390	7,018	640,490
Johnny R. Slocumb	1,568,951	11,457	640,490
M. Lane Wear	1,579,504	904	640,490
Marcus R. Wells	1,560,021	20,387	640,490

Proposal 2: “Say on Pay” Resolution

The advisory “say on pay” resolution supporting the compensation plan for the executive officers was approved.

For	Against	Abstained	Broker Non-Votes
1,467,401	8,198	104,809	640,490

Proposal 3: Appointment of Independent Auditors

TJS Deemer Dana, LLP, was appointed as our independent auditors for the fiscal year 2018.

For	Against	Abstained	Broker Non-Votes
2,210,833	727	9,338	0

ITEM 8.01	OTHER EVENTS

On May 23, 2018, Southwest Georgia Financial Corporation announced that its Board of Directors at its meeting declared a quarterly cash dividend of $0.12 per common share. The dividend is payable June 15, 2018, to shareholders of record on June 5, 2018. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 90 consecutive years.

A copy of that press release is attached as Exhibit 99.1 to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

The following exhibit is furnished with this report.

Exhibit 99.1: Southwest Georgia Financial Corporation’s press release dated May 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

BY:	/s/Karen T. Boyd
KAREN T. BOYD
SENIOR VICE PRESIDENT & TREASURER

Date: May 23, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 23, 2018